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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             ______________________

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):        NOVEMBER 13, 1996

                                HEADSTRONG GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     33-47567-NY               22-3663311
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(State or other jurisdiction      (Commission File No.)        (IRS Employer
of incorporation)                                            Identification No.)

5 Lexington Avenue,        East Brunswick, New Jersey               08816
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      (Address of principal executive offices)                    (Zip Code)

     Registrant's telephone number, including area code:  (908) 254-3433

                                     N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

                 On November 13, 1996, the Registrant completed the offer and sale of 5% convertible debentures in the aggregate principal amount of $190,000 in reliance upon Regulation S under the Securities Act of 1933. The Placement Agent for the transaction was Shane Henty Sutton and the Buyer was Oaxaca Family Holdings. Net proceeds of the offering to the Registrant were $165,380.50 after payments to the placement agent of commissions, escrow fees, disbursements and other expenses (aggregate $24,619.50).

                 The debentures are convertible into shares of the Registrant's common stock upon the expiration of 45 days from the date of sale and at a price per share equal to 40% discount of the average of the daily low price traded for the common stock for the five trading days prior to the date of conversion. In the event that the debentures are not converted into shares of the Registrant's common stock, the debentures will be due on December 30, 1998.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        HEADSTRONG GROUP, INC.
                                          (Registrant)



Date: December 3, 1996                  By:  /s/ Dale Friedman
                                            ------------------------------
                                             Dale Friedman, President